EXHIBIT 23.2
Consent of BDO Seidman LLP, Independent Registered Public Accounting Firm
Consent of Independent Registered Public Accounting Firm
Tvia, Inc.
San Jose, CA
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Tvia, Inc. of our report dated May 19, 2006, relating to the consolidated financial statements of Tvia, Inc., appearing in the Company’s Annual Report on Form 10-K for the year ended March 31, 2006.
BDO Seidman, LLP
San Jose, CA
August 25, 2006